Exhibit 99.1

PBF Energy Announces Pricing of $500 Million of Senior Notes due 2034

PARSIPPANY, NJ – May 26, 2026 – PBF Energy Inc. (NYSE:PBF) (“PBF Energy”) today announced that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”), priced $500 million in aggregate principal amount of 7.25% senior notes due 2034 (the “Notes”) in a private offering. The offering is expected to close on May 28, 2026, subject to customary closing conditions. The Notes will be co-issued by PBF Finance Corporation, a wholly owned subsidiary of PBF Holding. PBF Holding intends to use the net proceeds from the offering and available cash to fund the redemption in full of its outstanding 6.00% Senior Notes due 2028 (the “2028 Notes”).

The Notes will be offered in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The offer of the Notes will be made only by means of a private offering memorandum to qualified investors and has not been and will not be registered under the Securities Act or any applicable state securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or exemption under the securities laws of any such jurisdiction.

This press release does not constitute a notice of redemption under the indenture governing the 2028 Notes. On May 26, 2026, PBF Holding and PBF Finance issued a notice of conditional optional full redemption for all $801.6 million of the outstanding 2028 Notes at a redemption price equal to 100.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date of June 25, 2026. The redemption of the 2028 Notes is conditioned upon successful completion by PBF Holding and PBF Finance of one or more debt financings with aggregate gross proceeds of no less than $500.0 million after the date of such notice.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the risks relating to the offering, the proposed redemption, the securities markets generally and the company’s expectations with respect to the closing of the offering and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company’s filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable securities laws.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994